Exhibit 99.1


Online Vacation Center Holdings Corp. Board of Directors Approves Stock Repurchase Plan

PLANTATION, Fla.--(BUSINESS WIRE)--Online Vacation Center Holdings Corp. (OTCBB:
ONVC) today announced that its Board of Directors has approved the repurchase of up to $200,000 of the Company's common stock.

The share repurchases will be funded from available working capital. Online Vacation Center Holdings Corp. believes that its cash resources, after giving effect to the repurchase, will be adequate to allow it to continue pursuing its objectives.

Edward B. Rudner, Chief Executive Officer, stated, "We believe this to be a good use of our cash and it demonstrates our commitment to enhance shareholder value."

Under the repurchase program, share purchases may be made from time to time depending on market conditions, share price, trading volume and other factors. Such purchases will be made in accordance with the requirements of the Securities and Exchange Commission and other applicable legal requirements. The repurchase program will not extend beyond June 30, 2009, does not require the Company to acquire a specific number of shares and may be suspended from time to time or discontinued. The Company intends on retaining an investment bank to effectuate transactions under the share repurchase program. As of June 30, 2008, Online Vacation Center Holdings Corp. had 17.25 million shares outstanding.

The Company also announced the election of Mr. Edward B. Rudner as Chairman of the Board.

Mr. Rudner has been a director of the Company since March 2006 and also serves as the Company's Chief Executive Officer and Chief Financial Officer.

Richard A. "Tony" McKinnon had served as Chairman of the Board of the Company since March 2006. Mr. McKinnon will remain as a director of the Company.

Commenting on the election, Edward B. Rudner stated, "Online Vacation Center Holdings Corp. thanks Tony McKinnon for the 2 1/2 years that he served the Company as Chairman. We are grateful for his outstanding service and look forward to his continued role with the Company as a director."

The other members of the Board are Brian Froelich and Frank Bracken.

About Online Vacation Center Holdings


Online Vacation Center Holdings Corp. is a Florida holding company, focused on building a network of diversified vacation marketers with a wide range of products that can be cross-sold to an extensive customer base. Online Vacation Center Holdings Corp. is one of the country's largest cruise retailers. Its portfolio of travel companies, including Online Vacation Center, Dunhill Vacations News and Curves Travel, allows customers to research, plan and purchase a vacation. The Company, based in Plantation, Florida, has been in business for over 30 years and became publicly traded in March 2006. Additional information can be found at www.onlinevacationcenter.com.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
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Such statements are based upon current expectations, assumptions and projections about Online Vacation Center Holdings Corp. ("ONVC") and its industry. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: business and economic conditions, growth trends in the travel industry; variation in customer demand for ONVC's products and services, our dependency on travel providers for their inventory and other risks described in ONVCs Annual Report on Form 10-KSB for fiscal 2007 filed with the SEC on March 28, 2008 and in other SEC filings. Any forward-looking statements are based on management's beliefs as of the date of this press release and we undertake no obligation to update these statements for any reason, even if new information becomes available.


ONVC-F


SOURCE: Online Vacation Center Holdings Corp.

Online Vacation Center Holdings Corp.
Edward B. Rudner, 954-377-6400
or
Cameron Associates
John McNamara, 212-554-5485
john@cameronassoc.com
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